Exhibit 11.1

                            SHARPER IMAGE CORPORATION

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                      Fiscal Year         Fiscal Year       Fiscal Year
                                         Ended               Ended             Ended
                                   January 31, 1996    January 31, 1995   January 31, 1994
                                   ----------------   -----------------   ----------------

Net Earnings ($000)                  $      444          $    3,683          $    1,763
                                     ==========          ==========          ==========

Average Shares of Common
  Stock Outstanding During
  the Period                          8,249,259           8,294,378           8,248,159

Add:
  Incremental Shares from
  Assumed Exercise of Stock
  Options (primary)                     432,819             604,911             435,770
                                     ----------          ----------          ----------

                                      8,682,078           8,899,289           8,683,929
                                     ==========          ==========          ==========

 Primary Earnings Per Share          $     0.05          $     0.41          $     0.20
                                     ==========          ==========          ==========

Average Shares of Common
  Stock Outstanding During
  the Period                          8,249,259           8,294,378           8,248,159

Add:
  Incremental Shares from
  Assumed Exercise of Stock
  Options (fully-diluted)               432,819             622,236             527,678
                                     ----------          ----------          ----------

                                      8,682,078           8,916,614           8,775,837
                                     ==========          ==========          ==========
Fully-Diluted Earnings
  Per Share                          $     0.05          $     0.41          $     0.20
                                     ==========          ==========          ==========